UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with (1) the consummation by Bluerock Residential Growth REIT, Inc. (the “Company,” “we,” “us,” or “our”) on October 31, 2017 (the “Closing”) of the internalization of the Company’s management (the “Internalization”) pursuant to the previously announced Contribution and Sale Agreement, dated as of August 3, 2017, as amended on August 9, 2017 (the “Contribution Agreement”), by and among the Company, Bluerock Residential Holdings, L.P., the Company’s operating partnership (the “Operating Partnership”), Bluerock TRS Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Operating Partnership (the “OP Sub”), BRG Manager, LLC, the Company’s former external manager, (the “Manager”), Bluerock REIT Operator, LLC, a Delaware limited liability company and wholly owned subsidiary of the Manager (the “Manager Sub”), and Bluerock Real Estate, L.L.C., a Delaware limited liability company (“BRRE”) controlled by R. Ramin Kamfar (“Mr. Kamfar”), James G. Babb, III (“Mr. Babb”), Ryan S. MacDonald (“Mr. MacDonald”), Jordan B. Ruddy (“Mr. Ruddy”), Konig & Associates, LLC, a New Jersey limited liability company (“K&A”) controlled by Michael L. Konig (“Mr. Konig”), The Kachadurian Group, LLC, an Illinois limited liability company (“Kachadurian Group”) controlled by Gary T. Kachadurian (“Mr. Kachadurian”), and Jenco Business Advisors, Inc., a New York corporation controlled by Jerold E. Novack (“Jenco,” and collectively with BRRE, Mr. Babb, Mr. MacDonald, Mr. Ruddy, K&A, and Kachadurian Group, the “Contributors”), and (2) the entry by the Company into certain other definitive agreements in connection with the Internalization as more fully described herein. Pursuant to the Contribution Agreement, the Company, directly and indirectly through the OP Sub, acquired the Manager Sub, which owns the assets previously used by the Manager in its performance of the management functions previously provided to the Company pursuant to the Management Agreement that the Company entered into simultaneously with its initial public offering in April 2014 (the “Management Agreement”). Upon completion of the Internalization at Closing, the Company became an internally managed real estate investment trust.

Item 1.01	Entry into a Material Definitive Agreement.

Stockholders Agreement

In connection with the Closing, on October 31, 2017, the Company and the Contributors entered into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which the Company grants certain registration rights for the benefit of the Contributors and imposes certain limitations on the voting rights of our Class C common stock (the “Class C Common Stock”), in each case as a condition to the consummation of the transactions contemplated by the Contribution Agreement.

Pursuant to the Stockholders Agreement, each Contributor, in respect of any of our Class A common stock (the “Class A Common Stock”) that they may receive in connection with any redemption or conversion, as applicable, of any limited partnership interest in the Operating Partnership (“OP Units”) or Class C Common Stock received as a result of the Internalization (“Registrable Shares”), may require the Company from time to time to register, under the Securities Act of 1933, as amended (the “Securities Act”), the resale of such shares of Class A Common Stock on a registration statement filed with the SEC. The Stockholders Agreement grants each Contributor certain rights to demand a registration of some or all of their Registrable Shares (a “Demand Registration”) or to request the inclusion of some or all of their Registrable Shares in a registration being effected by the Company for itself or on behalf of another person (a “Piggyback Registration”), in each case subject to certain customary restrictions, limitations, registration procedures and indemnity provisions. The Company is obligated to use commercially reasonable efforts to prepare and file a registration statement within specified time periods and to cause that registration statement to be declared effective by the SEC as soon as reasonably practicable thereafter.

The ability to cause the Company to effect a Demand Registration is subject to certain conditions. The Company is not required to effect such registration within 180 days of the effective date of any prior registration statement with respect to the Company’s Class A Common Stock and may delay the filing for up to 60 days under certain circumstances.

If, pursuant to an underwritten Demand Registration or Piggyback Registration, the managing underwriter advises that the number of Registrable Shares requested to be included in such registration exceeds a maximum number (the “Maximum Number”) that the underwriter believes can be sold without delaying or jeopardizing the success of the proposed offering, the Stockholders Agreement specifies the priority in which Registrable Shares are to be included.

Pursuant to the Stockholders Agreement, the Contributors have agreed to limit certain of their voting rights with respect to the Class C Common Stock. If, as of the record date for determining the stockholders of the Company entitled to vote at any annual or special meeting of the stockholders of the Company or for determining the stockholders of the Company entitled to consent to any corporate action by written consent, the holders of the Class C Common Stock own shares of Class C Common Stock (the “Subject Shares”) representing in the aggregate more than 9.9% of the voting rights of the then-outstanding shares of capital stock of the Company that have voting rights on the matters being voted upon at such meeting (such number of Subject Shares representing in the aggregate more than 9.9% of the voting rights of the then-outstanding shares of capital stock of the Company with voting rights being referred to as the “Excess Shares”), then at each such meeting or in each such action by written consent the holders of the Subject Shares will vote or furnish a written consent in respect of the Excess Shares, or cause the Excess Shares to be voted or consented, in each case, in such manner as directed by a majority of the members of our board of directors. All Subject Shares other than the Excess Shares may be voted for or against any matter in the Class C Common Stock Holder’s sole and absolute discretion.

The foregoing description of the Stockholders Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Stockholders Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

Eighth Amendment to Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership

On October 31, 2017, in connection with the Closing, the Company entered into an Eighth Amendment (the “Eighth Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”). The Eighth Amendment provides, among other things, for the designation of a series of Class A Performance LTIP Units of the Operating Partnership (the “Class A Performance LTIP Units”), and the issuance of Class A Performance LTIP Units to the Company’s executive officers pursuant to the Company’s Second Amended and Restated 2014 Equity Incentive Plan for Individuals and Second Amended and Restated 2014 Equity Incentive Plan for Entities (together, the “Equity Incentive Plans”) as set forth in their respective Executive Agreements (as described under Item 5.02 hereof). Class A Performance LTIP Units will have such vesting terms and distribution rights as set forth in the vesting agreement pursuant to which such Class A Performance LTIP Units are granted, and will otherwise be subject to the terms and conditions of such vesting agreement and the Partnership Agreement.

The foregoing description of the Eighth Amendment is a summary and is qualified in its entirety by the terms of the Eighth Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Administrative Services Agreement

In connection with the Closing, on October 31, 2017, the Company, the Operating Partnership, the OP Sub, and the Manager Sub (collectively, the “Company Parties,” and each, a “Company Party”) entered into an Administrative Services Agreement (the “Administrative Services Agreement”) with BRRE and its affiliate, Bluerock Real Estate Holdings, LLC (“BREH,” and together with BRRE, the “BRRE Entities”). Pursuant to the Administrative Services Agreement, the BRRE Entities will provide the Company with certain human resources, investor relations, marketing, legal and other administrative services (the “Services”) to facilitate a smooth transition in the Company’s management of its operations and enable the Company to benefit from operational efficiencies created by access to such services following the Closing and to give the Company time to develop such services in-house or to hire other third-party service providers for such services. The Services will be provided on an at-cost basis, generally allocated based on the use of such Services for the benefit of the Company’s business, and will be invoiced on a quarterly basis. In addition, the Administrative Services Agreement may permit, from time to time, certain employees of the Company to provide or cause to be provided services to the BRRE Entities, on an at-cost basis, generally allocated based on the use of such services for the benefit of the business of the BRRE Entities and invoiced on a quarterly basis, and otherwise subject to the terms of the Services to be provided by the BRRE Entities to the Company under the Administrative Services Agreement. Payment by the Company of invoices and other amounts payable under the Administrative Services Agreement may be made in cash or, in the sole discretion of our board of directors, in the form of long-term incentive plan units of the Operating Partnership (“LTIP Units”).

The initial term of the Administrative Services Agreement is one year from the date of execution, subject to the Company’s right to renew it for successive one-year terms upon sixty (60) days written notice prior to expiration. The Administrative Services Agreement automatically terminates (i) upon termination by the Company of all Services, or (ii) in the event of non-renewal by the Company. Any Company Party may also terminate the Administrative Services Agreement with respect to any individual Service upon written notice to the applicable BRRE Entity, in which case the specified Service will discontinue as of the date stated in such notice, which date must be at least ninety (90) days from the date of such notice. Further, either BRRE Entity may terminate the Administrative Services Agreement at any time upon the occurrence of a “Change of Control Event” (as defined therein) upon at least one hundred eighty (180) days prior written notice to the Company.

In the event of (i) the failure by any Company Party to pay for Services as required under the Administrative Services Agreement, (ii) any material default by either BRRE Entity in the due performance or observance of any term or agreement in the Administrative Services Agreement, or (iii) the adjudication of any party as insolvent and/or bankrupt, or the appointment of a receiver or trustee for any party or its property, or the approval of a petition for reorganization or arrangement under any bankruptcy or insolvency law, or the filing by any party of a voluntary petition in bankruptcy, or the consent by any party to the appointment of a receiver or trustee (in each such case, the “Defaulting Party”), then the non-Defaulting Party has the right, at its sole discretion, (A) in the case of a default under clause (iii), to immediately terminate the applicable Service(s) and/or the Administrative Services Agreement and its participation with the Defaulting Party thereunder; and (B) in the case of a default under clause (i) or (ii), to terminate the applicable Service(s) and/or the Administrative Services Agreement and its participation with the Defaulting Party thereunder if the Defaulting Party has failed to (x) cure the default within thirty (30) days after receiving written notice of such default, or (y) take substantial steps towards and diligently pursue the curing of the default. The Company Parties have each agreed that in the event of the termination of the Administrative Services Agreement or of a Service thereunder, the obligation of the BRRE Entities to provide the terminated Services, or to cause the terminated Services to be provided, shall immediately cease.

Pursuant to the Administrative Services Agreement, the BRRE Entities are responsible for the payment of all employee benefits and any other direct and indirect compensation for the employees of the BRRE Entities (or their affiliates or permitted subcontractors) assigned to perform the Services, as well as such employees’ worker’s compensation insurance, employment taxes, and other applicable employer liabilities relating to such employees.

The foregoing description of the Administrative Services Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Administrative Services Agreement, which is filed as Exhibit 10.3 hereto and is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Internalization OP Units and the Internalization Class C Shares were issued in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Arrangements with R. Ramin Kamfar, James G. Babb, III, Ryan S. MacDonald, Jordan B. Ruddy, Christopher J. Vohs, and Konig & Associates

As previously disclosed in the Company’s Form 8-K filed with the SEC on October 31, 2017, on October 27, 2017, Manager Sub, in its post-Closing capacity as our indirect subsidiary, entered into amended and restated employment agreements with Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, and Christopher J. Vohs (“Mr. Vohs”), and an amended and restated services agreement with Michael L. Konig (“Mr. Konig”) through his wholly-owned law firm, K&A, each dated retroactively to August 3, 2017, which agreements set forth the terms and conditions (A) of (i) Mr. Kamfar’s service as our Chief Executive Officer and Chairman of our board of directors (the “Kamfar Executive Agreement”), (ii) Mr. Babb’s service as our Chief Investment Officer (the “Babb Executive Agreement”), (iii) Mr. MacDonald’s service as our Chief Acquisitions Officer (the “MacDonald Executive Agreement”), (iv) Mr. Ruddy’s service as our Chief Operating Officer and President (the “Ruddy Executive Agreement”), and (v) Mr. Vohs’s service as our Chief Financial Officer and Treasurer (the “Vohs Executive Agreement”), and (B) under which Mr. Konig, through K&A, will serve as our Chief Legal Officer and Secretary (the “Konig Services Agreement,” and together with the Kamfar Executive Agreement, the Babb Executive Agreement, the MacDonald Executive Agreement, the Ruddy Executive Agreement, and the Vohs Executive Agreement, the “Executive Agreements,” and each an “Executive Agreement”). Mr. Konig joined the Konig Services Agreement to acknowledge and agree that (i) the services provided by K&A thereunder will be personally provided by Mr. Konig, and (ii) Mr. Konig will be personally bound by certain obligations and restrictive covenants set forth in the Konig Services Agreement.

Term. The Executive Agreements became effective as of the Closing and will continue in effect for an initial term through and including December 31, 2020, subject to automatic renewals of additional successive one-year periods unless either party thereto provides at least sixty (60) days’ advance notice of non-renewal.

Duties. The Executive Agreements provide that Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs, and Mr. Konig, each in their respective capacity as executive officers (collectively, the “Executive Officers,” and each, an “Executive Officer”), will perform duties and provide services to us that are commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies, and such other duties, authorities and responsibilities as may reasonably be assigned to him from time to time by the board of directors or, in the case of Executive Officers other than Mr. Kamfar, the Chief Executive Officer. The Executive Agreements further provide that the Executive Officers will, without additional compensation, also serve on the board of directors of, serve as an officer of, and/or perform such executive and consulting services for, or on behalf of, such subsidiaries of the Company as the board of directors may, from time to time, request. The Executive Agreements also provide that the Executive Officers will devote substantially all of their business time and attention to the performance of their duties to the Company, but will be permitted to devote time as they determine in good faith to be necessary or appropriate to fulfill their duties to BRRE and its affiliates, and engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of their duties to us.

Compensation. The Executive Agreements provide that Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs and K&A will receive an annual base salary or, in the case of K&A, an annual base payment, of $400,000, $325,000, $250,000, $300,000, $250,000, and $300,000, respectively, and each will be eligible to receive an annual cash bonus with a target amount of at least $400,000, $325,000, $250,000, $300,000, $125,000, and $300,000, respectively, subject to performance criteria and targets established and administered by our board of directors (or a committee thereof). In addition, each of Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs and K&A will be eligible to receive (a) annual grants of time-vested equity awards in the form of LTIP Units (each, an “Annual LTIP Award”), determined by dividing (x) $600,000 in the case of Mr. Kamfar, $200,000 in the case of Mr. Babb, $175,000 in the case of Mr. MacDonald, $200,000 in the case of Mr. Ruddy, $50,000 in the case of Mr. Vohs, and $200,000 in the case of K&A, by (y) the volume weighted average price of a share of the Company’s Class A Common Stock, as reported on the NYSE MKT (or then-applicable exchange), for the twenty (20) trading days immediately preceding the date of grant of such award (the “Employment Agreement VWAP”), which will vest and become nonforfeitable in three equal installments on each anniversary of grant; and (b) annual grants of long term performance equity awards in the form of LTIP Units (each, a “Long Term Performance Award”) for a three-year performance period, subject to performance criteria and targets established and administered by the compensation committee of our board of directors, in a number up to 150% of that year’s Annual LTIP Award for such Executive Officer or K&A, which will vest and become nonforfeitable effective as of the last day of the performance period; in each case, subject to certain clawback and termination provisions.

Further, on January 1, 2018, each of Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs and K&A will receive (a) a grant of a pro-rated time-vested equity award in the form of LTIP Units (each such award to any recipient, a “Prorated Annual LTIP Award”) for the 2017 stub period from the date of Closing through December 31, 2017, in an amount to be determined by dividing (x) the pro-rated amount of the initial Annual LTIP Award for such Executive Officer or K&A, by (y) the Employment Agreement VWAP, which Prorated Annual LTIP Award will vest and become nonforfeitable in the following three equal installments: the first, on December 31, 2018, and thereafter, on each anniversary of Closing (to include, without limitation, the anniversary of Closing occurring in the year 2019); and (b) a grant of LTIP Units (the “Initial Commitment Award”) in an amount to be determined by dividing (x) $2,500,000 in the case of Mr. Kamfar, $1,250,000 in the case of Mr. Babb, $1,250,000 in the case of Mr. MacDonald, $1,250,000 in the case of Mr. Ruddy, $500,000 in the case of Mr. Vohs, and $1,250,000 in the case of K&A, by (y) the Employment Agreement VWAP, which Initial Commitment Award will vest and become nonforfeitable in the following five equal annual installments: the first, on December 31, 2018, and thereafter, on each anniversary of Closing (to include, without limitation, the anniversary of Closing occurring in the year 2019). Each such award will be subject to certain clawback and termination provisions.

Each of Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs, and K&A will also be eligible to participate in all executive incentive programs, and except for K&A, each will be eligible to participate in employee benefit programs made available to our senior executive officers from time to time and to receive certain other perquisites, each as described in their respective Executive Agreement.

Severance Payments. The Executive Agreements provide that, if an Executive Officer’s employment or K&A’ service relationship is terminated by us without “cause” (as defined in such Executive Agreement and including non-renewal of such Executive Agreement by us) or by such Executive Officer or K&A for “good reason” (as defined in such Executive Agreement and described below), and such Executive Officer (and, if such Executive Officer is Mr. Konig, K&A) executes a release of claims, such Executive Officer or K&A will be eligible to receive (1) a lump sum cash payment equal to a multiple (in the case of Mr. Kamfar, three times, and in the case of all other Executive Officers or K&A, two times) of the sum of (a) his base salary or its base payment, as applicable, and (b) his or its average annual bonus with respect to the two prior calendar years (or, if any such termination of employment occurs during calendar year (i) 2017, then his or its target bonus (as per the incentive plan established for him or it), or (ii) 2018, then the annual bonus paid or payable to him or it for the year ending December 31, 2017, provided further, that if the termination occurs during the years ending December 31, 2018 or 2019, the 2017 annual bonus will be annualized for purposes of calculating his average annual bonus with respect to the two prior calendar years; (2) a lump sum cash payment in an amount equal to his or its target bonus for the then-current calendar year (annualized, to the extent the 2017 target bonus is used), pro-rated for the number of days in such calendar year ending on the effective date of termination; (3) all outstanding equity-based awards (x) that are subject solely to time-based vesting conditions (including, but not limited to his or its Annual LTIP Award and his or its Initial Commitment Award), will become fully vested as of the effective date of termination, and (y) that are subject to performance-based vesting conditions (including each Long Term Performance Award) will vest if and to the extent the applicable performance-based vesting conditions are satisfied as of the date of termination (without regard to the original length of the performance period); provided, that any performance-based award that vests pursuant to clause (y) will be pro-rated for the actual number of days in the applicable vesting period preceding the effective date of termination; (4) if entitled to elect continuation of coverage under any Company group health plan under applicable law, reimbursement for 100% of COBRA premiums incurred for he and his dependents under such plan during the duration of his COBRA continuation; (5) a lump-sum cash payment of any unpaid base salary or unpaid base payment and accrued but unused vacation and/or paid time off through the date of termination; (6) reimbursement for all necessary, customary and usual business expenses and fees incurred and paid prior to the effective date of termination; and (7) vested benefits, if any, to which he or it may be entitled under the Company’s executive incentive employee benefit plans, including directors and officers liability coverage for actions and inactions occurring during the term of his employment or its service relationship, and continued coverage for any actions or inactions while he or it is providing cooperation under his or its Executive Agreement.

Termination. The Executive Agreements provide that if an Executive Officer or K&A provides notice to us of his or its intention not to renew such Executive Agreement upon the scheduled expiration of the initial term or any renewal term, such non-renewal will constitute a voluntary termination by such Executive Officer or K&A without “good reason,” in which case no further payments or benefits shall be due under such Executive Agreement and all then-unvested awards or benefits will be forfeited, except for the Company’s obligation to pay such Executive Officer or K&A any accrued benefits after the effective date of such termination.

For purposes of the Executive Agreements, “good reason” means, in summary, (i) the assignment to an Executive Officer of duties or responsibilities substantially inconsistent with his title at the Company or a material diminution in an Executive Officer’s title, authority or responsibilities (including for Mr. Kamfar, failing to maintain him as a member of the board of directors and, for others, excluding a change in title or modification of authority or responsibilities in connection with hiring new or elevating other executives as reasonably required or commensurate with the growth of the Company), (ii) a material reduction in an Executive Officer’s base salary, target annual cash bonus, target Annual LTIP Award or target Long Term Performance Award, (iii) a 35-mile relocation of an Executive Officer’s principal place of business, or (iv) a material breach of an Executive Agreement by us.

Non-Competition, Non-Solicitation, Intellectual Property, Confidentiality and Non-Disparagement. The Executive Agreements provide that for the one-year period following the termination of his employment or its service relationship with us for any reason, the respective Executive Officer and K&A will not solicit our employees or exclusive consultants or independent contractors, and for the eighteen-month period following the termination of his employment or its service relationship with us for any reason, each Executive Officer and K&A will not solicit our investors or customers or compete with us. Each Executive Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the Executive Officers and K&A on the one hand and us on the other hand to disparage the other.

The foregoing description of the Executive Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to: (i) the Amended and Restated Employment Agreement with Mr. Kamfar, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference, (ii) the Amended and Restated Employment Agreement with Mr. Babb, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference, (iii) the Amended and Restated Employment Agreement with Mr. MacDonald, which is filed as Exhibit 10.6 hereto and is incorporated herein by reference, (iv) the Amended and Restated Employment Agreement with Mr. Ruddy, which is filed as Exhibit 10.7 hereto and is incorporated herein by reference, (v) the Amended and Restated Employment Agreement with Mr. Vohs, which is filed as Exhibit 10.8 hereto and is incorporated herein by reference, and (vi) the Amended and Restated Services Agreement with K&A, which is filed as Exhibit 10.9 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Internalization, and as described in Proposal 2 of the Company’s definitive proxy statement as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, on September 5, 2017 (the “Proxy Statement”), on October 27, 2017, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation (the “Articles Supplementary”) to reclassify 76,603 shares of authorized but unissued shares of its Class A Common Stock as shares of Class C Common Stock to be issued as Internalization Consideration (as defined under Item 8.01 hereof).

The Class C Common Stock is equivalent in all material respects to, and ranks on parity with, the Class A Common Stock, except that each share entitles the holder thereof to fifty (50) votes, which mirrors the aggregate number of OP Units (which are redeemable for cash or, at the Company’s sole option, for shares of the Company’s Class A Common Stock, on a one-to-one basis) and shares of Class C Common Stock issued as Internalization Consideration. The Class C Common Stock thus provides its holders a right to vote that is proportionate to the outstanding non-voting economic interest in the Company attributable to such holders or their affiliates by virtue of the OP Units issued pursuant to the Contribution Agreement, as if all such OP Units were redeemed by the Company for shares of Class A Common Stock, but without providing any disproportionate voting rights. The voting rights are further limited pursuant to the Stockholders Agreement described in Item 1.01 of this Current Report on Form 8-K. We do not intend to list the Class C Common Stock on any exchange.

Shares of Class C Common Stock have and will only be issued (a) to the Contributors, (b) in conjunction with the issuance of OP Units as Internalization Consideration, and (c) in a ratio of no more than one (1) share of Class C Common Stock for every forty-nine (49) OP Units so issued. Pursuant to the Company’s charter, our board of directors, without any action by the Company’s stockholders, may classify or reclassify any unissued shares of the Company’s common stock into one or more classes or series of common stock or preferred stock. For this reason, no action by the Company’s stockholders was required to effectuate the Articles Supplementary.

The foregoing description of the Articles Supplementary does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

Closing of Internalization

On October 31, 2017, pursuant to the Contribution Agreement, the Company, directly and indirectly through the OP Sub, acquired the Manager Sub, which owns the assets previously used by the Manager in its performance of the management functions previously provided to the Company pursuant to the Management Agreement, resulting in the Internalization of the Company’s management. The Internalization was consummated for a purchase price of approximately $41.24 million, payable 99.9% in equity and 0.1% in cash. Pursuant to the Contribution Agreement, the aggregate amount of consideration payable in connection with the Internalization (the “Internalization Consideration”) was determined pursuant to a formula established in the Management Agreement at the time of the Company’s IPO in April 2014. Specifically, the Internalization Consideration was an amount equal to three (3) times the sum of (i) the Base Management Fee and (ii) the Incentive Fee, in each case earned by the Manager pursuant to the Management Agreement during the 12-month period ending on September 30, 2017 (the last day of the most recently-completed fiscal quarter prior to Closing), which amount was reduced by the portion of actual Manager costs to be paid by the Company up to $450,000. This amount was further reduced by the value of such Internalization Consideration payable in cash in the approximate amount of $40,794 (the “Cash Consideration”) to arrive at the value of the Internalization Consideration payable in OP Units and shares of Class C Common Stock, in the approximate amount of $40.75 million (the “Contribution Consideration”).

Pursuant to the Contribution Agreement, the number of OP Units and shares of Class C Common Stock issuable as Internalization Consideration was determined by dividing the proportionate amounts of such Contribution Consideration payable (a) in OP Units, in the approximate amount of $39.94 million, and (b) in shares of Class C Common Stock, in the approximate amount of $815,060, in each case by the volume-weighted average price of the Company’s Class A Common Stock on the NYSE MKT for the twenty (20) trading days beginning on and including September 11, 2017, through and including October 6, 2017, of $10.64 per share (the “VWAP”). In payment of the Internalization Consideration, the Company has caused the Operating Partnership to issue to the Contributors an aggregate of 3,753,593 OP Units (the “Internalization OP Units”), and the Company has issued to the Contributors an aggregate of 76,603 shares of its newly reclassified Class C Common Stock (the “Internalization Class C Shares”) and an aggregate of approximately $40,794 in cash. Payment of the Internalization Consideration primarily in OP Units and Class C Common Stock, rather than principally in cash, was intended to further align the interests of our management with those of our stockholders.

At the Closing, each of the Contributors received the Internalization Consideration set forth below:

	OP Units	Class C Common Stock	Cash
BRRE	1,869,318	38,149	$20,316
Babb	534,887	10,916	$5,813
MacDonald	133,722	2,729	$1,453
Ruddy	424,845	8,670	$4,617
K&A	424,845	8,670	$4,617
Kachadurian Group	178,296	3,639	$1,938
Jenco	187,680	3,830	$2,040
Totals:	3,753,593	76,603	$40,794

The Closing of the Internalization was subject to certain approvals of the Company’s stockholders on certain matters contemplated by the Contribution Agreement. As previously disclosed in the Company’s Current Report on Form 8-K as filed with the SEC on October 31, 2017, the Company held its Annual Meeting on October 26, 2017, at which the Company’s stockholders approved the proposal authorizing the issuances, pursuant to the Contribution Agreement, of (i) the Internalization OP Units, and shares of our Class A Common Stock that may be issued in the Company’s discretion upon redemption of such Internalization OP Units on a one-for-one basis in certain circumstances contemplated by the Contribution Agreement, and (ii) the Internalization Class C Shares, and shares of our Class A Common Stock that may be issued upon conversion of such Internalization Class C Shares on a one-for-one basis in certain circumstances contemplated by the Contribution Agreement.

The foregoing information relating to the completion of the Internalization is qualified in its entirety by reference to (i) the Contribution Agreement as previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2017, (ii) Amendment No. 1 to the Contribution Agreement as previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2017, and (iii) disclosure included in the Company’s Proxy Statement regarding (a) the consideration to be received in the Internalization and (b) the nature of the relationships between the parties to the Contribution Agreement, each of which is incorporated herein by reference, as well as (iv) the other agreements described in this Current Report on Form 8-K.

On November 1, 2017, the Company issued a press release announcing the Closing of the Internalization. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles Supplementary of Bluerock Residential and Growth REIT, Inc., dated October 26, 2017

10.1	Stockholders Agreement, dated October 31, 2017, by and among Bluerock Residential Growth REIT, Inc. and Bluerock Real Estate, L.L.C., The Kachadurian Group, LLC, Konig & Associates, LLC, Jenco Business Advisors, Inc., James G. Babb, III, Jordan B. Ruddy, and Ryan S. MacDonald

10.2	Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 31, 2017

10.3	Administrative Services Agreement, dated October 31, 2017, by and among Bluerock Real Estate, L.L.C., Bluerock Real Estate Holdings, LLC, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock TRS Holdings, LLC and Bluerock REIT Operator, LLC

10.4	Amended and Restated Employment Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and R. Ramin Kamfar

10.5	Amended and Restated Employment Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and James G. Babb, III

10.6	Amended and Restated Employment Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and Ryan S. MacDonald

10.7	Amended and Restated Employment Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and Jordan B. Ruddy

10.8	Amended and Restated Employment Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and Christopher J. Vohs

10.9	Amended and Restated Services Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, Konig & Associates, LLC and Michael L. Konig

99.1	Press Release, dated as of November 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL growth reit, INC.

Dated: November 6, 2017	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary of Bluerock Residential and Growth REIT, Inc., dated October 26, 2017

10.1	Stockholders Agreement, dated October 31, 2017, by and among Bluerock Residential Growth REIT, Inc. and Bluerock Real Estate, L.L.C., The Kachadurian Group, LLC, Konig & Associates, LLC, Jenco Business Advisors, Inc., James G. Babb, III, Jordan B. Ruddy, and Ryan S. MacDonald

10.2	Eighth Amendment to the Second Amended and Restated Agreement of Limited Partnership of Bluerock Residential Holdings, L.P., dated October 31, 2017

10.3	Administrative Services Agreement, dated October 31, 2017, by and among Bluerock Real Estate, L.L.C., Bluerock Real Estate Holdings, LLC, Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock TRS Holdings, LLC and Bluerock REIT Operator, LLC

10.4	Amended and Restated Employment Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and R. Ramin Kamfar

10.5	Amended and Restated Employment Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and James G. Babb, III

10.6	Amended and Restated Employment Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and Ryan S. MacDonald

10.7	Amended and Restated Employment Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and Jordan B. Ruddy

10.8	Amended and Restated Employment Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, and Christopher J. Vohs

10.9	Amended and Restated Services Agreement, dated as of August 3, 2017, by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., Bluerock REIT Operator, LLC, Konig & Associates, LLC and Michael L. Konig

99.1	Press Release, dated as of November 1, 2017